Exhibit 99.1
M&T BANK CORPORATION COMPLETES ACQUISITION OF WILMINGTON TRUST CORPORATION
Creates a national leader in wealth management and a premier global provider of financial services to corporate clients
BUFFALO, N.Y., May 16, 2011 — M&T Bank Corporation (NYSE: MTB) (“M&T”) announced today that it completed its acquisition of Wilmington Trust Corporation (NYSE: WL) (“Wilmington Trust”). Wilmington Trust and all of its subsidiaries are now part of the M&T organization.
The acquisition of Wilmington Trust forms one of the largest and strongest banks in the eastern United States, adding to M&T’s market-leading positions in Upstate New York, Central Pennsylvania and the Mid-Atlantic region. M&T is adding 55 branch locations, 225 ATMs, and $10.7 billion in assets, prior to purchase accounting adjustments. M&T Bank now operates approximately 780 retail and commercial branches and 2,000 ATMs in eight states, the District of Columbia and Ontario, Canada.
Today, all Wilmington Trust bank customer accounts became M&T Bank accounts, but Wilmington Trust bank branches and ATMs will continue to carry the Wilmington Trust name until the completion of a systems conversion, which is expected to occur during the third quarter. During this interim period, Wilmington Trust branches will be operated as a division of M&T Bank. M&T will continue to conduct the Wilmington Trust Wealth Advisory Services and Corporate Client Services businesses using the Wilmington Trust brand.
“This is the second largest acquisition in our history, and the complementary strengths of Wilmington Trust and M&T create a dynamic organization with talented employees that’s well-positioned to serve our customers and communities,” said Robert G. Wilmers, chairman and CEO of M&T Bank. “M&T now offers one of the nation’s premier wealth management services with approximately $81 billion of assets under management. To Wilmington Trust’s strong corporate trust and wealth advisory businesses, M&T brings strength, stability and a strong credit culture.”
Subject to the terms of the merger agreement, Wilmington Trust stockholders are receiving 0.051372 shares of M&T common stock in exchange for each share of Wilmington Trust common stock they owned.
M&T is a financial holding company now having approximately $78 billion in assets, whose banking subsidiaries, M&T Bank and M&T Bank, National Association operate retail and commercial bank branches in New York, Pennsylvania, Maryland, Virginia, West Virginia, New Jersey, Delaware, Florida, the District of Columbia and Ontario, Canada.
Forward-Looking Statements
This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving M&T’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.
In addition to factors previously disclosed in our filings with the U.S. Securities and Exchange Commission and those identified elsewhere in this press release, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the M&T and Wilmington Trust businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.
INVESTOR CONTACT:
Donald J. MacLeod (716) 842-5138
MEDIA CONTACT:
Philip Hosmer (410) 916-0790